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                                                                    EXHIBIT 23.1
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                              ACCOUNTANTS' CONSENT
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To the Stockholders and
   Board of Directors of AlphaCom, Inc. and Subsidiary and Affiliate:


We consent to the inclusion of our report dated February 29, 2000 with respect to the consolidated combined balance sheets of AlphaCom, Inc. and Subsidiary and Affiliate as of December 31, 1999 and 1998 and the related consolidated combined statements of operations, and cash flows for the years then ended and for the period from April 16, 1996 (inception) to December 31, 1999 and changes in stockholders' deficit for the years then ended included herein and to the reference to our firm under the heading "Experts" included in the Registration Statement (Form SB-2/A) and the related prospectus of AlphaCom, Inc.





                                         SPECTOR & SAULINO, CPAs, L.L.C.

Akron, Ohio
June 15, 2000